EXHIBIT 99.1

FOR IMMEDIATE RELEASE: June 4, 2019

Aspen Group, Inc. Announces Preliminary Fiscal 2019 Fourth Quarter Financial Results

Revenues sequentially increase $1.7 million or 20% to $10.2 million; Net Loss and EBITDA Loss Declines Sequentially by 32% and 58%, respectively

Company Delivers Positive Adjusted EBITDA ($0.1 million or 1% Margin) Representing Leverage of 69%

NEW YORK, NY – June 4, 2019 - Aspen Group, Inc. (“AGI”) (Nasdaq: ASPU), an education technology holding company, today announced preliminary revenue, net loss, EBITDA loss and Adjusted EBITDA (EBITDA and Adjusted EBITDA are non-GAAP financial measures – See “Non-GAAP – Financial Measures” below) for the fiscal 2019 fourth quarter. The company plans to release its full fourth quarter 2019 financial results on July 9, 2019 (for conference call details see below).

Fiscal 2019 Q4 Preliminary Financial Results

The company expects to report revenue of $10.2 million for the fourth quarter, representing a sequential increase of $1.7 million or 20% and a year-over-year increase of 41%. The company’s two newest business units; United States University (“USU”) and Aspen’s BSN Pre-Licensure program together delivered sequential growth of 34%.  As projected, Aspen University’s Nursing and Other unit delivered a sequential revenue increase of approximately $1 million as the fourth quarter continues to be the seasonally strongest revenue quarter for the company.

The company expects to report fourth quarter 2019 net loss of ($1.6) million or ($0.09) per share, which included interest expense of approximately $285K or ($0.02) per share. This represents a sequential improvement in net loss of approximately $0.7 million or 32%.

The company expects to report fourth quarter 2019 EBITDA loss of ($0.7) million, representing a sequential improvement in EBITDA loss of $1 million or 58%. Key to the improvement was limiting the increase of the company’s G&A by only $0.45 million or 7% sequentially. Consequently, G&A as a percentage of revenues dropped sequentially from 74% to 66%. Additionally, marketing & promotional costs and instructional costs & services increased sequentially by only 1% and 9% respectively, delivering a quarter-over-quarter GAAP gross margin improvement from 50% to 56%.

The company expects to report fourth quarter 2019 Adjusted EBITDA of $0.1 million or 1% margin, delivering a sequential improvement of $1.2 million or 107%. As a result, 69% of the sequential revenue improvement flowed through to Adjusted EBITDA.

The company’s ending cash and restricted cash balance as of April 30, 2019 was approximately $10.0 million, an increase from the previous quarter of approximately $5.6 million.  This increase was driven by $9.0 million positive cash from financing activities, partially offset by cash used in operations and capital expenditures.

Fiscal 2019 Q4 Operational and Enrollment Results

Aspen Group, Inc. delivered 1,560 new student enrollments for the fiscal fourth quarter, a 23% increase year-over-year. Aspen University accounted for 1,243 new student enrollments (includes 113 Doctoral enrollments and 186 Pre-licensure BSN AZ campus enrollments). USU accounted for 317 new student enrollments (primarily Family Nurse Practitioner (“FNP”) enrollments), a 79% increase year-over-year. Enrollments for Aspen University’s Pre-Licensure BSN program increased 92% sequentially as the university began accepting enrollments for prerequisite students taking online courses in anticipation of entering the HonorHealth final two-year core campus program targeted to launch this upcoming September.

Below is a table reflecting unconditional acceptance new student enrollments for the past five quarters:

	New Student Enrollments						EAs	EAs	Enrolls/ Month/EA
	Q4’18	Q1’19	Q2’19	Q3’19	Q4’19		Q4’18	Q4’19
Aspen (Nursing + Other)	980	882	1,104	895	944		49	48	6.6
Aspen (Doctoral)	116	118	133	120	113		6	5	7.5
Aspen (Pre-Licensure BSN, AZ Campus)	-	93	57	97	186	[1]	1	5	12.4
USU (FNP + Other)	177	221	271	251	317		8	14	7.5
Total	1,273	1,314	1,565	1,363	1,560		64	72

1Includes prerequisite students for HonorHealth Campus and students registered for upcoming start dates awaiting financial clearance.

In terms of enrollment center staffing, the Aspen (Nursing + Other) unit was staffed with 48 Enrollment Advisors (EAs),  Aspen Doctoral (5), Aspen Pre-Licensure BSN (5) and USU (14). Note that enrollment center staffing on a year-over-year basis increased by 10 EAs across its two newest business units; USU and Aspen’s Pre-Licensure BSN program, while the Aspen (Nursing + Other) and Aspen (Doctoral) staffing decreased year-over-year by one EA in each unit, respectively.

As previously noted, throughout the 2019 fiscal year just ended, the company has focused the majority of its growth resources on these two newest business units as the company has materially higher LTV’s (see chart below). By maintaining a relatively flat monthly spend rate ($375K - $430K) and EA staffing plan (45 – 50 EAs) since January 2018 in its Aspen Nursing and Other unit, this allowed the company to achieve Adjusted EBITDA positive results earlier than expected. However, the company is planning to increase its Aspen Nursing + Other unit marketing spend rate and EA staffing by 10-20% starting in the summer months and as a result expects year-over-year enrollments to increase on a go forward basis.

The current Marketing Efficiency Ratio (MER = revenue-per-enrollment or LTV/cost-per-enrollment or CAC) for our four degree units is reflected in the below table:

	Enrollments	Cost-of- Enrollment	LTV	MER
Aspen (Nursing + Other)	944	$1,361[2]	$7,350	5.4X
Aspen (Doctoral)	113	$2,892[2]	$12,600	4.4X
USU (FNP + Other)	317	$1,619[2]	$17,820[3]	11.0X
Aspen (Pre-Licensure BSN, AZ)	186	$402[4]	$30,000[5]	74.6X

2Based on 6-month rolling average

3LTV for USU’s MSN-FNP Program

4Based on 3-month rolling average

5Preliminary LTV estimate for Aspen’s Pre-Licensure BSN Program

AGI’s total active student body (includes both Aspen University and USU) grew 27% year-over-year from 7,057 to 8,932. Of the 8,932 total active students at both universities, 81% or 7,213 are degree-seeking Nursing students.

Aspen University’s total active degree-seeking student body grew 20% year-over-year from 6,500 to 7,784. Aspen’s School of Nursing grew 28% year-over-year, from 4,807 to 6,164 active students, which includes 396 active students in the BSN Pre-Licensure program in Phoenix, AZ. Aspen University students paying tuition and fees through a monthly payment method grew by 19% year-over-year, from 4,532 to 5,404. Those 5,404 students paying through a monthly payment method represent 69% of Aspen University’s total active student body.

USU’s total active degree-seeking student body grew sequentially from 961 to 1,148 students or a sequential increase of 19%. Of the 1,148 total active students at USU, 970 or 84% are enrolled in the MSN-FNP degree program. USU students paying tuition and fees through a monthly payment method grew from 602 to 758 students sequentially. Those 758 students paying through a monthly payment method represent 66% of USU’s total active student body.

“Management is very pleased to report record quarterly revenues of $10.2 million and positive Adjusted EBITDA for the fiscal fourth quarter. This result is especially satisfying given the fact that our two newest business units, USU and Aspen’s Pre-Licensure BSN program, combined to deliver 34% sequential growth and accounted for 29% of the company’s revenues. The company’s heavy investments in these two new businesses over the past six quarters has set the stage for long-term sustained growth and higher long-term operating margins as these businesses continue to mature over the coming quarters,” said Chairman & CEO, Michael Mathews.

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its fiscal year 2019 4th quarter financial results and business outlook on Tuesday, July 9th, 2019, at 4:30 p.m. (ET).   Aspen will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (international), passcode 7459518. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu. There will also be a 7 day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 or (404) 537-3406 (international), passcode 7459518.

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again. For more information, visit www.aspu.com.

Non-GAAP – Financial Measures6

The previous discussion and analysis include both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income, operating income, and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We believe that both management and shareholders benefit from referring to the following non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the described excluded items.

AGI defines Adjusted EBITDA as earnings (or loss) from operations before: depreciation and amortization expense, interest, taxes, bad debt expense, stock based compensation and non-recurring expenses. Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing the impact of items of a non-operational nature or non-recurring costs that affect comparability.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between Aspen Group and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

The following table presents a reconciliation of Adjusted EBITDA to net loss allocable to common shareholders, a GAAP financial measure:

$ in millions
Net loss	$(1.6)
Interest expense, net of interest income	0.3
Depreciation and amortization	0.6
EBITDA	(0.7)
Bad debt expense	0.4
Stock based compensation	0.3
One-time expenses	0.1
Adjusted EBITDA	$0.1

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding our expected revenue, net loss, EBITDA loss and Adjusted EBITDA, our financial performance and our business plans.

The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Our expectations about fourth quarter and full year results are based on preliminary unaudited information about the fourth quarter of 2019 and are subject to revision. Although the quarter is now completed, we are still in the early stages of our standard fiscal year-end financial reporting closing procedures. Accordingly, as we complete our normal quarter-end and year-end closing and review processes, actual results could differ materially from these preliminary results. Factors that could cause our actual results for the fourth quarter of 2019 to differ materially from those contemplated by these forward-looking statements include, but are not limited to, inaccurate assumptions; unrecorded expenses; changes in estimates or judgments including impairment of goodwill; and facts or circumstances affecting the application of the company's critical accounting policies.

Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Aspen Group, Inc.

Michael Mathews, CEO

914-906-9159